Exhibit 99.1

NASDAQ: FIZZ For Immediate Release Contact: Office of the Chairman, Grace Keene

National Beverage Corp.

Disputes Inaccurate Wall Street Journal Article

FORT LAUDERDALE, FL, July 3, 2018 . . . National Beverage Corp. (NASDAQ: FIZZ) released the following statement:

National Beverage Corp. and Nick Caporella completely and unequivocally deny the allegations recited in today’s Wall Street Journal.

“There is no truth to any of the allegations and nothing remotely akin to the alleged events occurred,” the Company stated. “The allegations, which were lifted from employment-related lawsuits filed by two former associates, are contrary to the statements of many others who have known and flown with Mr. Caporella for decades. The Journal reporter chose to recklessly disregard documentary evidence that refuted the allegations that were the subject of the report.”

Samuel Hathorn, chairman of the Company’s Audit Committee, stated, “The Board is aware of the allegations and knows them to be untrue, based on our knowledge of Mr. Caporella and the investigation that was conducted.”

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